UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 11, 2017 (September 8, 2017)

comScore, Inc.

(Exact name of registrant as specified in charter)

Delaware	001–33520	54–1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11950 Democracy Drive

Suite 600

Reston, Virginia 20190

(Address of principal executive offices, including zip code)

(703) 438–2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Changes

On September 10, 2017, the Board of Directors (the “Board”) of comScore, Inc. (the “Company”) accepted the resignations of William Engel, Russell Fradin, Lisa Gersh, Mark Harris, William Henderson, Ronald Korn, and Joshua Peirez from the Board and, in accordance with the Company’s bylaws, reduced the size of the Board from twelve to five directors, effective immediately.

In connection with the foregoing resignations, the Board appointed Susan Riley to serve as Board Chair, succeeding Mr. Henderson.

Management Changes

On September 11, 2017, the Company announced the resignation of David Chemerow, the Company’s Chief Financial Officer and Treasurer, and that the Board of Directors has appointed David Kay, of CrossCountry Consulting LLC (“CrossCountry”), to serve as Interim Chief Financial Officer and Treasurer, effective immediately.

Mr. Kay, 60, has over 30 years of public accounting and finance function experience at various public companies, including serving as an executive-level chief financial officer for private and public companies. He co-founded and has been a managing partner of CrossCountry since 2011. He previously served as chief financial officer at J.E. Robert Companies, a $5 billion real estate opportunity fund manager, and MuniMae, a diversified public real estate company. Mr. Kay spent over 22 years with Arthur Andersen, where he held management roles as the Managing Partner of the Pittsburgh office and Managing Partner of the Mid-Atlantic Assurance and Risk Management practices. Since July 2016, he has provided consulting services to the Company on behalf of CrossCountry in connection with the Company’s restatement and audit process.

In connection with retaining Mr. Kay as Interim Chief Financial Officer, the Company has entered into an interim services agreement (the “Interim Services Agreement”), effective September 11, 2017, under a Master Services Agreement currently in place with CrossCountry, for the provision of Mr. Kay’s services and will pay CrossCountry $60,000 per month during the term of the Interim Services Agreement. Mr. Kay is not entitled to any other compensation or benefits from the Company. The Interim Services Agreement may be terminated by either party for any reason upon fifteen (15) days’ advance written notice.

There are no family relationships between Mr. Kay and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Kay and any other persons pursuant to which he was selected as Interim Chief Financial Officer. Mr. Kay is a co-founder and managing partner of CrossCountry, which has been providing the Company with accounting advisory services, audit preparation support and process improvement services in the areas needing remediation in connection with the restatement since July 2016. In 2016 and through the first eight months of 2017, the Company has paid CrossCountry approximately $13.2 million in fees for the provision of such services in connection with the Company’s restatement and audit process. Other than as described above, there is no material plan, contract or arrangement to which Mr. Kay is a party or in which he participated in connection with his appointment as Interim Chief Financial Officer of the Company.

In connection with Mr. Chemerow’s resignation, and pursuant to his existing Change of Control and Severance Agreement, the Company and Mr. Chemerow have entered into a Separation and General Release Agreement (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Chemerow will receive severance payments totaling approximately $650,000, payable over a 17 month period, will be entitled to continued vesting of his outstanding unvested restricted stock units and reimbursement of expenses for continuing coverage under COBRA for up to 18 months, and will cooperate and provide assistance to the Company on various matters as the Company may reasonably request.

Item 8.01 Other Events.

Update on Restatement Timing

The Company also announced an update with respect to its pending financial statement restatement process. The Company continues to work diligently to complete the restatement process and to regain compliance with its periodic reporting requirements as soon as practicable. While the Company has made substantial progress and has achieved a number of key milestones, the restatement process and related audits have been more complex and time-consuming than previously anticipated. There are several areas that have required significantly more work than originally expected, including determining the adjustments for monetary transactions. The accounting for the Company’s thousands of customer contracts can be complex and the process is compounded by there being a large number of small dollar contracts. Completing this review has required significantly more time than was originally projected.

As the targeted timing for completing the audits and filing the financial reports with the SEC has moved closer to the end of the current year, the Company must also prepare its 2017 financial statements and complete the related audit. Consequently, the Company now intends to complete and file restated financial information for 2013 and 2014 together with audited financial statements for fiscal years 2015, 2016 and 2017 in a consolidated filing with the SEC, the earliest date for which is expected to be in March 2018.

Settlement of Litigation

The Company also announced that it has successfully reached agreement on proposed settlement terms in several pending class action and derivative legal proceedings.

The Company has reached a proposed settlement, subject to court approval, to settle the consolidated securities class action pending against the Company and certain current and former directors and officers of the Company in Fresno County Employees’ Retirement Association, et. al. v comScore, Inc., et. al, in the U.S. District Court for the Southern District of New York. Under the terms of the proposed settlement, the stockholders in the class action will receive a total of $27.2 million in cash and $82.8 million in comScore common stock to be issued and contributed by comScore to a settlement fund to resolve all claims asserted against the Company. All of the $27.2 million in cash would be funded by the Company’s insurers. The Company may also fund all or a portion of the $82.8 million with cash in lieu of comScore common stock. The proposed settlement further provides that comScore denies all claims of wrongdoing or liability. If this proposed settlement is approved by the court, a notice to the class members will be sent with information regarding the allocation and distribution of the settlement fund and instructions on procedures to follow to make a claim on the settlement fund.

The Company also reached another proposed settlement, subject to court approval, to resolve shareholder derivative actions on behalf of the Company pending against certain current and former directors and officers of the Company. Such shareholder derivative actions consist (i) of In re comScore, Inc. Shareholder Derivative Litigation, first filed December 23, 2016 and pending in the U.S. District Court for the Southern District of New York; (ii) In re comScore, Inc. Virginia Shareholder Derivative Litigation, first filed May 12, 2016 and pending in the Fairfax County Circuit Court in Virginia; and (iii) George Assad v. Gian Fulgoni et al., filed April 14, 2017 and pending in the Fairfax County Circuit Court in Virginia. Under the terms of the proposed settlement, the Company would receive a $10 million cash payment, funded by the Company’s insurer. Pursuant to this proposed settlement, the Company has agreed, subject to court approval, to contribute $8 million in comScore common stock toward the payment of attorneys’ fees. The Company has also agreed as part of the proposed settlement to adopt certain corporate governance and compliance terms that were negotiated by derivative plaintiffs’ counsel and comScore.

In addition, the Company previously reached an agreement in principle in April 2017 to settle all claims in the consolidated shareholders litigation designated In re Rentrak Corporation Shareholders Litigation, pending in the Multnomah County Circuit Court in Oregon against the Company, Rentrak Corporation and certain current and former directors and officers of Rentrak. Under the terms of the proposed settlement, the defendants or their insurers agreed to pay the plaintiff class $19 million, of which amount the Company would contribute $1.66 million, or approximately 9 percent. The court granted preliminary approval of the proposed settlement on May 25, 2017. A fairness hearing for final approval of the settlement is scheduled for September 12, 2017.

The Company is also involved in various legal proceedings, including Ira S. Nathan v. Serge Matta et. al. and John Hulme v. Serge Matta et al., in Multnomah County Circuit Court of Oregon. Plaintiffs in these actions allege that certain directors and officers of the Company and Ernst & Young LLP violated Section 11 of the Securities Act by filing untrue statements of material fact with the SEC in December of 2015. The complaints seek a determination that the actions may proceed as a class action, a finding that the defendants are liable, and an award of attorneys’ and expert fees.

Press Releases

On September 11, 2017, the Company issued press releases announcing all of the foregoing, copies of which are attached hereto as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated September 11, 2017

99.2	Press release dated September 11, 2017

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K and the exhibits hereto include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, comScore’s expectations as to the timeline for completing the Company’s financial restatement process and the impact on historical financial information, expectations concerning discussions with Starboard and expectations with respect to the proposed litigation settlements. These statements involve risks and uncertainties that could cause our actual results to differ materially from expectations, including, but not limited to, the difficulty of predicting the timing of the completion of the Company’s financial restatements and related audits, its impact on the Company’s historical financial information, and the timing of the related filings; costs, risks and uncertainties associated with the restatement and audits; costs, risks and uncertainties associated with pending litigation described herein; risks relating to the substantial costs and diversion of personnel’s attention and resources deployed to address the financial reporting and internal control matters and related litigation; and costs, risks and uncertainties associated with discussions with Starboard. For additional discussion of risk factors, please refer to filings that comScore makes from time to time with the SEC and which are available on the SEC’s website (www.sec.gov).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Carol A. DiBattiste
Carol A. DiBattiste
General Counsel & Chief Compliance, Privacy and People Officer

Date: September 11, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 11, 2017

99.2	Press release dated September 11, 2017